                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      NEW ENGLAND BUSINESS SERVICE, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                      NEW ENGLAND BUSINESS SERVICE, INC.
                ----------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:

     * Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                      NEW ENGLAND BUSINESS SERVICE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 27, 1995

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of New England Business Service, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 500 Main Street, Groton, Massachusetts, on Friday, October 27, 1995 at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of considering and voting upon the following matters:

  1. To fix the number of directors and elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

  2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1996; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on September 1, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1995, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the accompanying Proxy Statement.

  The business matters enumerated above are discussed more fully in the accompanying Proxy Statement. Whether or not you plan to attend the meeting, you are urged to study the Proxy Statement carefully and then to fill out, sign and date the enclosed Proxy. To avoid unnecessary expense, please mail your Proxy promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

  In accordance with Article Ten of the Company's By-Laws, notice is given that on April 28, 1995 the Board of Directors voted to amend the By-Laws of the Company to provide (i) that the Company's fiscal year shall end on June 30, rather than on the last Friday in June, and (ii) that the Annual Meeting of Stockholders of the Company shall be held on the last Friday in October, rather than the fourth Friday in October.

                                          By order of the Board of Directors

                                          John F. Fairbanks
                                          Secretary

September 15, 1995

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                      NEW ENGLAND BUSINESS SERVICE, INC.

                                500 MAIN STREET
                          GROTON, MASSACHUSETTS 01471

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 27, 1995

  The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of New England Business Service, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held on Friday, October 27, 1995 and at any adjournment thereof (the "Meeting").

  It is expected that copies of the Notice of Meeting, this Proxy Statement and the enclosed form of Proxy will be mailed approximately September 15, 1995 to each stockholder entitled to vote at the Meeting. The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1995 accompanies this Proxy Statement.

                               VOTING SECURITIES

  Only the record holders of shares of Common Stock ($1.00 par value) of the Company ("Common Stock") at the close of business on September 1, 1995 may vote at the Meeting. Each share of Common Stock is entitled to one vote on the matters to be voted upon at the Meeting.

  On September 1, 1995, there were 14,879,949 shares of Common Stock issued and outstanding. On that date, the following persons were known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common
Stock:

     NAME AND ADDRESS OF                            AMOUNT AND NATURE
      BENEFICIAL OWNER                           OF BENEFICIAL OWNERSHIP PERCENT
     -------------------                         ----------------------- -------
Jay R. Rhoads, Jr...............................        1,768,200(1)      11.53
 New England Business Service, Inc.
 500 Main Street
 Groton, MA 01471
Richard H. Rhoads...............................        1,124,739(2)       7.34
 New England Business Service, Inc.
 500 Main Street
 Groton, MA 01471
Systematic Financial Management, Inc. ..........        1,806,277(3)      11.78
 Two Executive Drive
 Fort Lee, NJ 07024
Fidelity Management and Research Corporation....        1,181,408(4)       7.71
 82 Devonshire Street
 Boston, MA 02110

--------
(1) Sole voting and investment power with respect to 1,519,432 shares; shared voting and investment power with respect to 245,768 shares. Includes 3,000 shares issuable within 60 days upon exercise of options.
(2) Sole voting and investment power with respect to 984,987 shares; sole voting power only with respect to 69 shares; shared voting and investment power with respect to 139,683 shares. Includes 60,000 shares issuable within 60 days upon exercise of options.
(3) Sole investment power with respect to 1,806,277 shares; sole voting power with respect to 1,648,272 shares; shared voting power with respect to 158,005 shares.
(4) Sole investment power with respect to 1,181,408 shares and sole voting power with respect to 38,400 shares.

  On September 1, 1995, the directors, the Chief Executive Officer, and the other six executive officers of the Company beneficially owned the number of shares of Common Stock shown below:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

    NAME OF DIRECTOR     SOLE VOTING AND     SHARED VOTING
  OR EXECUTIVE OFFICER   INVESTMENT POWER AND INVESTMENT POWER   TOTAL      PERCENT
  --------------------   ---------------- -------------------- ---------    -------
Jay R. Rhoads, Jr. .....    1,522,432(8)        245,768(1)     1,768,200     11.53
Richard H. Rhoads.......      984,987(8)        139,752(2)(7)  1,124,739      7.34
William C. Lowe.........      153,969(8)          1,000(3)       154,969        *
Peter A. Brooke.........       18,624(8)         12,468(4)        31,092        *
Benjamin H. Lacy........       18,000(8)                          18,000        *
Frank L. Randall, Jr. ..        6,000(8)                           6,000        *
Robert J. Murray........        3,000(8)          1,000(5)         4,000        *
Brian E. Stern..........            0                                  0        *
Russell V. Corsini,
 Jr. ...................       86,483(8)          3,090(6)(7)     89,573        *
Robert S. Brown, Jr. ...       56,913(8)          3,232(7)        60,145        *
Gerald G. Kokos.........       20,807(8)              0           20,807        *
Edward M. Bolesky.......       46,672(8)          3,577(7)        50,249        *
Linda A. Jacobs.........       15,207(8)            908(7)        16,115        *
Michael F. Dowd.........        9,836(8)            412(7)        10,248        *
All Directors and
 Executive Officers
 as a Group (14
 persons)...............                                       3,354,137(9)  21.87

--------
* Less than one percent
(1) Including 160,000 shares owned by a charitable foundation of which Mr. Rhoads and his wife are directors and 85,768 shares owned by Mr. Rhoads' wife, as to all of which Mr. Rhoads disclaims beneficial ownership.
(2) Including 66,000 shares owned by Mr. Rhoads' wife individually and 73,683 shares owned by his wife and a co-trustee of a trust for the benefit of Mr. Rhoads' children, as to all of which shares Mr. Rhoads disclaims beneficial ownership.
(3) Shares owned by Mr. Lowe's wife, as to all of which shares Mr. Lowe disclaims beneficial ownership.
(4) Shares owned by Mr. Brooke's wife, as to all of which shares Mr. Brooke disclaims beneficial ownership.
(5) Shares owned jointly by Mr. Murray and Mr. Murray's wife.
(6) Including 40 shares owned by Mr. Corsini's children, as to all of which shares Mr. Corsini disclaims beneficial ownership.
(7) Shares owned by the following persons and held in an account by the trustee of The 401(k) Plan for Employees of New England Business Service, Inc.; Mr. Rhoads, 69 shares, Mr. Corsini, 3,050 shares; Mr. Brown, 3,232 shares; Mr. Bolesky, 3,577 shares; Ms. Jacobs, 908 shares; and Mr. Dowd, 412 shares.
(8) Includes shares which may be acquired within 60 days through the exercise of stock options. The persons who have such options and the number of shares which may be so acquired are as follows: Jay R. Rhoads, Jr., 3,000; Richard H. Rhoads, 60,000; Mr. Lowe, 148,916; Mr. Brooke, 3,000; Mr. Lacy, 3,000; Mr. Randall, 3,000; Mr. Murray, 3,000; Mr. Corsini, 83,560; Mr.
    Brown, 54,793; Mr. Kokos, 20,000; Mr. Bolesky, 43,447; Ms. Jacobs, 14,955;
    and Mr. Dowd, 9,603.
(9) Including 398,959 shares owned by trusts or custodians for the benefit of children of officers and directors, by spouses or dependent children of officers and directors and by the charitable foundation referred to in note (1) above, as to all of which shares the officers and directors disclaim beneficial ownership, 450,274 shares which directors and officers owning currently-exercisable options may acquire pursuant to Company stock option and stock appreciation rights plans, 1,000 shares jointly owned by officers or directors and their spouses and 11,248 shares held for the accounts of current and former officers by the trustee of The 401(k) Plan for Employees of New England Business Service, Inc.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide for a Board of Directors of not fewer than three nor more than nine directors. The persons named as proxies in the accompanying form of Proxy intend (unless authority to vote therefor is specifically withheld) to vote to fix the number of directors for the ensuing year at eight and to vote for the election of the eight persons named below, being the nominees of the present Board, as directors to hold office until the next Annual Meeting and until their respective successors are elected and qualified. All of the nominees except Mr. Stern were re-elected to their position at the 1994 Annual Meeting. Mr. Stern was elected a director on April 28, 1995, effective July 28, 1995, to fill the vacancy caused by the resignation of Robert Ripp. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

NOMINEES FOR ELECTION AS DIRECTORS

  Information regarding each nominee is presented below.

  Richard H. Rhoads, age 65, joined the Company in 1965 and has been a director since 1970. From 1975 to 1991, he was Chief Executive Officer. His principal occupation since 1988 has been his position as Chairman of the Board. Since January, 1980, he has served as a member and Chairman of the Executive Committee of the Board. Mr. Rhoads is the brother of Jay R. Rhoads, Jr.

  Peter A. Brooke, age 66, has been a director of the Company since 1989. He also served in that capacity from 1970 to 1983. His principal occupation for more than five years has been his position as Chairman and Chief Executive Officer of Advent International Corporation, an international venture capital management firm. Mr. Brooke is a director of Unitrode Corporation.

  Benjamin H. Lacy, age 69, has been a director of the Company since 1970. His principal occupation is President of the Clipper Ship Foundation, Inc., a grant-making charitable foundation. Prior to his retirement in May, 1995, Mr. Lacy was of counsel to the law firm of Hill & Barlow, a Professional Corporation, which has served as general counsel to the Company since 1973. Mr. Lacy was a partner of Hill & Barlow, a partnership, for more than five years prior to November 1, 1990.

  William C. Lowe, age 54, has been a director of the Company since 1988, and President and Chief Executive Officer since January, 1994. His principal occupation from June, 1991 until December, 1993 was Chairman and CEO of Gulfstream Aerospace Corporation. From December, 1988 to May, 1991 he was Executive Vice President of Xerox Corporation. Prior to joining that company, Mr. Lowe was a Vice President of IBM Corporation and President of its Entry Systems Division from 1985 to 1988.

  Robert J. Murray, age 54, has been a director of the Company since 1991. Mr. Murray has, since January 1, 1991, been Executive Vice President, North Atlantic Group of The Gillette Company. During 1990, he served as Vice President, Chairman's Office of Gillette and from 1985 to 1989 as Chairman of the Board of Management of Braun AG, one of Gillette's German subsidiaries. Mr. Murray is a director of Fleet Bank of Massachusetts, Fleet Bank of Connecticut, Fleet Bank of Rhode Island and LoJack Corporation.

  Frank L. Randall, Jr., age 77, has been a director of the Company since 1980. His principal occupation for more than five years prior to his retirement in November, 1982 was his position as Vice Chairman of North American Philips Corporation. Mr. Randall is a director of B. I. Incorporated.

  Jay R. Rhoads, Jr., age 70, has been a director of the Company since its incorporation in 1955. He served as President from 1965 to 1971 and as Chief Executive Officer from 1965 to 1975 and as Chairman of the Board from 1971 to 1987. Mr. Rhoads is the brother of Richard H. Rhoads.

  Brian E. Stern, age 47, was elected a director of the Company on April 28, 1995, effective July 28, 1995 to fill a vacancy on the board and to serve until the 1995 Annual Meeting of Stockholders and until his successor is elected and qualified. Mr. Stern has been President of the Personal Document Products Division and Corporate Vice President of Xerox Corporation since 1993. From 1992 to 1993, Mr. Stern was Vice President of Corporate Business Strategy of Xerox and from 1990 to 1992, Vice President, Finance, Development and Manufacturing of Xerox.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has standing audit, organization and compensation, stock option, nominating and executive committees of the Board of Directors.

  The Audit Committee consists of Messrs. Brooke (Chairman), Lacy and Murray. The Committee met twice during the last fiscal year. The committee reviewed the matters raised in the management letter which was submitted to the Company by its independent public accounting firm, Deloitte & Touche LLP, and discussed the management letter with representatives of Deloitte & Touche LLP. The Audit Committee also recommended to the Board of Directors the selection of Deloitte & Touche LLP to serve as the Company's auditors for the fiscal year ending June 30, 1996.

  The Organization and Compensation Committee consists of Messrs. Lacy (Chairman), Brooke and Murray. The Committee met three times in fiscal year 1995 to discuss the existing executive organization and compensation structure and proposed changes thereto and one time to review the annual evaluation of the Company's officers, and, subject to final approval by the Board, to fix their base salaries for fiscal year 1996 and to approve the substantitive provisions of the 1996 Executive Bonus Plan.

  The Stock Option Committee, consisting of Messrs. Murray (Chairman), Brooke and Lacy met or acted by unanimous consent three times in fiscal year 1995 to grant stock options to eligible employees of the Company pursuant to The NEBS 1990 Key Employee Stock Option and Stock Appreciation Rights Plan and The NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan. On January 20, 1995, Mr. Lacy resigned as a member of the Stock Option Committee.

  The Nominating Committee, consisting of Messrs. Randall (Chairman) and Jay
R. Rhoads, Jr., did not hold any formal meetings during fiscal year 1995. During the regular Board Meeting held April 28, 1995, the Nominating Committee nominated Mr. Stern to fill a vacancy on the Board of Directors. The Nominating Committee also recommended to the Board of Directors the persons nominated for election as directors by the stockholders at the Annual Meeting of Stockholders to be held October 27, 1995.

  The Executive Committee, consisting of Messrs. Richard H. Rhoads (Chairman), Lacy and Lowe, met or acted by unanimous consent fifteen times in fiscal year 1995.

  The Board of Directors met six times during fiscal year 1995. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

CERTAIN BUSINESS RELATIONSHIPS--COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's general counsel is Hill & Barlow, a Professional Corporation, of which Benjamin H. Lacy, a director and Chairman of the Organization and Compensation Committee, was of counsel until his retirement from that firm in May, 1995.

CERTAIN TRANSACTIONS

  None.

                    COMPENSATION OF OFFICERS AND DIRECTORS

  The following table sets forth all compensation paid by the Company through September 1, 1995 to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") in all capacities as an officer during the fiscal years ended June 30, 1995, June 24, 1994 and June 25, 1993.

                          SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                              -------------------               -------------------------------
                                                     OTHER
        NAME AND                                     ANNUAL                       ALL OTHER
   PRINCIPAL POSITION    YEAR  SALARY     BONUS   COMPENSATION  NO. OF OPTIONS COMPENSATION (1)
   ------------------    ---- ------------------- ------------  -------------- ----------------
William C. Lowe......... 1995 $ 375,000 $ 171,300   $      0        45,833          $    0
 President, CEO          1994   187,500   212,500    110,500(2)    300,000               0
                         1993         0         0          0             0               0
Russell V. Corsini,
 Jr. ................... 1995   193,000    63,000          0        19,300           3,700
 Vice President,         1994   193,000    72,100          0        10,938           4,500
 Chief Financial Officer 1993   186,000    57,800          0        22,698               0
Robert S. Brown, Jr. ... 1995   170,000    54,300          0        11,805           3,300
 Vice President--        1994   170,000    64,000          0         9,634           4,500
 General Manager,        1993   157,000    48,800          0        19,158           4,400
 Subsidiaries
Gerald G. Kokos......... 1995   165,000    82,500          0        40,000               0
 Vice President--        1994         0         0          0             0               0
 General Manager,        1993         0         0          0             0               0
 Software & Services
Edward M. Bolesky....... 1995   154,000    66,300          0        12,833           4,600
 Vice President--        1994   139,000    51,900          0         7,877           4,200
 General Manager,        1993   130,000    40,400          0        15,864           4,400
 Business Solutions &
 Operations

--------
(1) The amounts reported in this column include the dollar value of Company contributions to the account of the Named Executive Officers pursuant to the terms of The 401(k) Plan for Employees of New England Business Service, Inc.
(2) Other Annual Compensation for Mr. Lowe consists entirely of relocation expenses paid by the Company in excess of those available generally to all salaried employees under the Company's Relocation Policy. Of this amount $31,250 represents one month's salary paid to Mr. Lowe to cover out-of-pocket relocation expenses not otherwise covered by the said Policy and $56,100 represents that portion of a $148,000 fee paid by the Company to a relocation services firm in connection with the sale to it of Mr. Lowe's former residence which exceeds the sum of the customary brokerage fee, attorneys' fees, transfer taxes and other reasonable fees associated with such sale, all of which are paid generally by the Company for all relocating salaried employees under the said Policy.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                      % OF TOTAL                        ANNUAL RATES OF STOCK
                                       OPTIONS                              APPRECIATION
                         NUMBER OF     GRANTED     EXERCISE                FOR OPTION TERM
                          SHARES     TO EMPLOYEES  PRICE PER EXPIRATION ---------------------
   NAME                   GRANTED   IN FISCAL YEAR   SHARE      DATE       5%         10%
   ----                  ---------  -------------- --------- ---------- ---------------------
William C. Lowe......... 45,833(1)      12.26%      $18.00    9/16/04   $ 518,800 $ 1,314,900
Russell V. Corsini, Jr.. 19,300(1)       5.16        18.00    9/16/04     218,500     553,700
Robert S. Brown, Jr..... 11,805(1)       3.16        18.00    9/16/04     133,600     338,700
Gerald G. Kokos......... 40,000(2)      10.70        17.75    8/17/04     446,400   1,131,600
Edward M. Bolesky....... 12,833(1)       3.43        18.00    9/16/04     145,300     368,200

--------
(1) The stock options awarded vest annually in four equal installments beginning on September 16, 1994 and ending on September 16, 1997, except that all of such options will vest immediately in case of a change in control of the Company.
(2) The stock option awarded vests annually in four equal installments beginning on August 17, 1994 and ending on August 17, 1997, except that the entire option will vest immediately in case of a change in control of the Company.

  This presentation is intended to disclose the potential value which would accrue to the option holder if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated above each column. The application of an absolute mathematical formula results in a higher potential realizable value for options granted at a time when the market value is relatively high. The assumed rates of appreciation of 5% and 10% are prescribed by Securities and Exchange Commission rules on disclosure of executive compensation. The Company does not advocate or necessarily agree that these rates are indicative of future growth in the market price of the Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                          NUMBER OF              NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES             OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END (1)
                          ACQUIRED    VALUE   ------------------------------   -------------------------
                         AT EXERCISE REALIZED EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
                         ----------- -------- -------------   --------------   ----------- -------------
William C. Lowe.........   20,000    $92,500          137,458          184,375  $461,100     $585,200
Russell V. Corsini, Jr..    5,284     23,100           72,438           20,772   193,100       49,700
Robert S. Brown, Jr.....    1,654      8,300           45,545           15,151   140,400       39,900
Gerald G. Kokos.........        0          0           10,000           30,000    20,000       60,000
Edward M. Bolesky.......    1,550      6,600           33,942           15,922   124,700       41,200

--------
(1) In-the-Money options are options where the current market value exceeds the exercise price.

PENSION PLAN AND TRUST AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Along with other employees of the Company, the Named Executive Officers participate in the Company's Pension Plan and Trust which is a defined benefit plan that meets regulatory requirements (the "Pension Plan"). The Named Executive Officers also participate in the Company's Supplemental Executive Retirement Plan (the "Supplemental Plan"). Benefits under the Pension Plan, payable upon normal retirement at age 65 as a life annuity or an actuarial equivalent thereof, are based upon age, length of service and an average of the participant's five highest consecutive years of compensation out of the ten years immediately preceding the normal retirement date or other date of termination of employment. The Supplemental Plan provides for making payments concurrently with payments made under the Pension Plan in amounts equal to the difference between the amount received by an executive (or his contingent beneficiary) under the Pension Plan and the amount which would be receivable in accordance with the Pension Plan's formula (as illustrated by the following Retirement

Benefit Table) if the annual earnings taken into account in determining the amount payable to any Participant as a pension under the Pension Plan were not subject to the maximum dollar limitations under the Pension Plan.

                           RETIREMENT BENEFIT TABLE

                                                           YEARS OF SERVICE
                                                      --------------------------
                          AVERAGE
                      ANNUAL EARNINGS                    15       20       25
                      ---------------                 -------- -------- --------
      $ 25,000....................................... $  5,000 $  7,000 $  8,000
        50,000.......................................   10,000   14,000   17,000
       100,000.......................................   25,000   34,000   42,000
       150,000.......................................   40,000   54,000   67,000
       200,000.......................................   55,000   74,000   92,000
       250,000.......................................   70,000   94,000  117,000
       300,000.......................................   85,000  114,000  142,000
       400,000.......................................  115,000  154,000  192,000
       500,000 and over..............................  145,000  194,000  242,000

DEFERRED COMPENSATION PLAN

  The Company has established the New England Business Service, Inc. Deferred Compensation Plan (the "Plan") pursuant to which each of the Named Executive Officers of the Company may elect to defer, until 60 days following his termination of employment with the Company, a portion of all compensation payable by the Company for his personal services rendered to the Company during each Plan year (the "Deferral Amount"). Each participating officer may request that his Deferral Amount be allocated among several available investment options established and offered by the Company. The benefit payable under the Plan at any time to a participant following termination of employment is equal to the sum of the applicable Deferral Amounts and any earnings or losses attributable to the investment of such Deferral Amounts.

COMPENSATION OF DIRECTORS

  Directors of the Company generally receive as compensation for all services as directors $12,000 per year plus $1,000 for each Board meeting and each meeting (not held on the same day as a Board meeting) of any Committee of the Board which they attend. Richard H. Rhoads receives an additional $50,000 per year as compensation for his services as Chairman of the Board. Benjamin H. Lacy receives an additional $20,000 per year as compensation for his services as Chairman of the Organization and Compensation Committee, as a member of the Executive Committee and as recording secretary to the Board. William C. Lowe received no compensation for his services as director.

  The directors of the Company both elected at the 1994 Annual Meeting of Stockholders and not employed by the Company were granted stock options for 3,000 shares pursuant to The NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan with an exercise price determined by the market value of the Company's Common Stock on the tenth day following such Annual Meeting. Each eligible director will be granted 1,000 shares per year upon each subsequent election at an Annual Meeting of Stockholders of the Company, under similar terms, except that any newly elected director, or director retiring as an employee of the Company in the preceding year, will be granted an option to acquire 3,000 shares following the first subsequent Annual Meeting and 1,000 shares for each year of re-election thereafter.

  The Company has established The NEBS Deferred Compensation Plan for Outside Directors, pursuant to which any director who is not an employee of the Company may elect to defer until after his or her retirement as a director or after his or her 70th birthday any or all of the compensation payable by the Company for all services as a director. A retiring director may elect to be paid in a lump sum on the first day of the first fiscal year beginning after such date or in quarterly installments over a period of not to exceed ten years. Interest is credited to each director's account quarterly at the so-called "base rate" of interest of The First National Bank of Boston on the last preceding June 30th and December 31st. No such elections are presently in effect.

                    REPORT OF ORGANIZATION AND COMPENSATION
                     COMMITTEE AND STOCK OPTION COMMITTEE

POLICIES

  In providing for the compensation of the Named Executive Officers, it is the policy of the Organization and Compensation Committee (the "Committee") to recommend base salaries for each of them within salary ranges, the midpoints of which are in general at about the 60th percentile of the base salaries of officers in similar positions in a representative group of non-durable goods manufacturing companies of comparable size, as determined by a nationally recognized compensation and benefits consultant. In addition, annual bonuses are provided for, the payment and the amount of which will depend upon the Company's degree of attainment of pre-established sales and earnings targets and, in some instances and to varying extents, upon the attainment of pre-established individual objectives. Long-range compensation is tied directly to the increase in value of the Company's Common Stock and, hence, takes the form of the award of stock options, with option prices equal to 100% of current market value, in amounts reflecting the level of responsibility of the grantees for the Company's long-range success.

  In determining its executive compensation policies from year to year, the Company expects to take appropriate measures to prevent the employee remuneration paid by it from being rendered non-deductible by operation of the terms of Section 162(m) of the Internal Revenue Code of 1986, as amended. Such measures may include (i) limiting the amount of non-performance-based compensation paid to any employee, and (ii) complying with the statutory requirements for exempting performance-based compensation from non-deductibility by obtaining stockholder approval of qualified performance-based compensation plans. In October, 1994 such approval was obtained for the Company's NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan and for the Company's Stock Compensation Plan.

IMPLEMENTATION

  1. Salaries. The individual salaries of the Named Executive Officers other than Gerald G. Kokos for fiscal year 1995 were recommended by the Committee and approved by the Board at the beginning of the year. Mr. Kokos' salary was approved by the Committee in August, 1994, in connection with his employment as the Company's new Vice President--General Manager, Computer Forms and Software. The salary ranges established for each of the Named Executive Officers were based upon data compiled by a nationally recognized compensation and benefits consultant concerning the base salaries paid to comparable officers of like-sized non-durable goods manufacturers. The Committee believes that the compensation paid to officers within this broad group of manufacturers is more representative of the competition the Company must meet in hiring and retaining its executives than the small group of companies, mostly of substantially larger size than the Company, forming the peer group with which the Company's results are compared in the graph on page 11 below. Within these ranges, the actual salaries fixed for the Named Executive Officers, in accordance with the President's recommendation, reflected no change from those being paid to them at the close of the prior fiscal year, except in the case of Mr. Bolesky who was given an increase by reason of his recent assumption of new responsibilities. This decision marked a shift in emphasis toward performance-based compensation, as discussed below, rather than any dissatisfaction with the performance of the Named Executive Officers. The Committee discussed with the President the performance of the Company during fiscal year 1994 and the contribution of the individual Named Executive Officers other than Mr. Lowe to that performance. The Committee also considered a performance review prepared by the Chairman of the Board with respect to Mr. Lowe, the President and Chief Executive Officer of the Company.

  2. Annual Bonuses. At the beginning of fiscal year 1995, all of the Named Executive Officers were designated as participants in the Company's 1995 Executive Bonus Plan (the "Bonus Plan") and target bonuses of 70% of base salary for the Chief Executive Officer and 50% of base salary for the other Named Executive Officers were established. This amounted to an increase over the percentage used in the prior year's Executive Bonus Plan of 10 percentage points in the case of each of the Named Executive Officers. In accordance with the Bonus Plan, after the close of the fiscal year 1995, cash bonuses were paid, the amounts of which in the case of

Mr. Lowe and Mr. Corsini were based entirely on the Company's performance for the year versus budgeted net sales and earnings per share, and, in the case of the other three Named Executive Officers, on those factors plus certain individual performance objectives. The bonus paid to Mr. Kokos represented a first year guaranteed amount in accordance with the terms of his employment by the Company. The bonus paid to Mr. Bolesky included an additional amount of $5,120 in recognition of the extraordinary contribution made by him to the Company's performance in 1995. On this basis, the Named Executive Officers received the bonuses indicated in the Summary Compensation table shown on page 5.

  3. Stock Options. In September 1994, the Stock Option Committee (the membership of which was then the same as that of the Committee) authorized the granting of a stock option to Mr. Lowe covering shares with a market value on the date of the grant equal to 220% of his 1995 base salary. The options granted to the other Named Executive Officers other than Mr. Kokos were for shares with a market value equal to the following respective percentages of their 1995 base salaries: Mr. Corsini, 180%; Mr. Brown, 125%; and Mr. Bolesky, 150%. These awards were in part contingent upon the approval by the Stockholders (which was given at the Annual Meeting of October 28, 1994) of the NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan. These awards represented increases (in percentage of base salary) from the awards made to such Named Executive Officers in the prior fiscal year and were recommended by management and found by the Committee to be appropriate in view of their individual performance and the desire of the Committee to increase emphasis on long-range performance based compensation of the executives in a fiscal year in which it was anticipated that the Company's new leadership would make significant changes in the organization and focus of the Company. Mr. Kokos received a stock option to purchase 40,000 shares for $17.75 per share (their then market value) on August 1, 1994 in accordance with the terms of his employment by the Company.

  4. Mr. Lowe's Compensation. The process by which the compensation of William
C. Lowe as President and Chief Executive Officer of the Company was arrived at in fiscal year 1995 was as stated above and differed in no material way from that employed with respect to the other Named Executive Officers. Mr. Lowe was given no fringe benefits other than those available to all officers of the Company.

                                ORGANIZATION AND COMPENSATION COMMITTEE

                                Peter A. Brooke
                                Benjamin H. Lacy
                                Robert J. Murray

                               PERFORMANCE GRAPH

  The following chart compares the value of $100 invested in the Company's Common Stock from June 30, 1989 through June 30, 1995 with a similar investment in the S&P 600 Stock Index, with the NASDAQ Composite Index and in a peer group consisting of the eight publicly held companies listed below which are in the same industry as the Company. This fiscal year, in accordance with Securities and Exchange Commission Rules, the Company changed the comparison index from the NASDAQ Composite Index to the S&P 600 Stock Index in connection with the transfer of listing of Company Common Stock from the NASDAQ National Market to the New York Stock Exchange. The NASDAQ Composite Index return data is provided below for comparative purposes, but will not be provided in future years.

                       [PERFORMANCE GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
                          1990     1991     1992     1993     1994     1995
--------------------------------------------------------------------------------
  NEB                    100.00   118.96   112.45   117.86   144.37   158.56
--------------------------------------------------------------------------------
S&P 600                  100.00    98.10   114.88   147.61   150.36   180.98
--------------------------------------------------------------------------------
NASDAQ                   100.00   105.90   127.30   160.00   161.60   215.30
--------------------------------------------------------------------------------
Peer Group               100.00    93.92    84.45    98.15   109.41   137.17
--------------------------------------------------------------------------------


PEER GROUP COMPANIES:
American Business Products, Inc.  Moore Corporation, Ltd.     The Standard Register Company
Duplex Products, Inc.             Paris Business Forms, Inc.  Wallace Computer Services, Inc.
Ennis Business Forms, Inc.        The Reynolds & Reynolds
                                    Company

                                 PROPOSAL TWO

                             ELECTION OF AUDITORS

  Upon the recommendation of its Audit Committee, the Board of Directors selected the firm of Deloitte & Touche LLP as auditors of the Company for the fiscal year ending June 30, 1996, subject to ratification by a vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. A representative of Deloitte & Touche LLP, which served as auditors for fiscal year 1995, is expected to be present at the Meeting, with the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

  The persons named as proxies in the accompanying form of Proxy intend (unless specific contrary instructions are given) to vote for ratification of the selection of Deloitte & Touche LLP as auditors for the 1996 fiscal year.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company, at its offices at 500 Main Street, Groton, Massachusetts 01471, no later than May 10, 1996, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that shown above. However, if any other proper business should come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies with respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of Proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know of a reasonable time before the mailing of this Proxy Statement are to be presented at the Annual Meeting; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting; (iii) election of any person as a director if any of the nominees named herein are unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting.

  The vote required for approval of directors is the affirmative vote of a plurality of the shares present or represented at the Meeting and entitled to vote thereon. Unless authority to vote for any director is withheld in the Proxy, votes will be cast in favor of election of the nominees listed herein. Votes withheld from election of directors will be excluded entirely from the vote and will have no effect.

  The cost of preparing, assembling and mailing the proxy material will be borne by the Company. In addition to the use of the mails, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request instruction for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection therewith.

  Any stockholder giving a Proxy in the accompanying form retains the power to revoke it, by appropriate written notice to the Secretary of the Company or by the giving of a later-dated Proxy, at any time prior to the exercise of the powers conferred thereby. Attendance in person at the Meeting will not in itself be deemed to revoke a Proxy unless the stockholder gives an affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and to vote in person.

  The shares represented by a Proxy will be voted as directed by the stockholder giving the Proxy.

  IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED (1) TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND TO ELECT THE PERSONS NAMED UNDER "ELECTION OF DIRECTORS," (2) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS FOR FISCAL YEAR 1996, AND (3) IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PROXY


                      NEW ENGLAND BUSINESS SERVICE, INC.

                  Meeting of Stockholders -- October 27, 1995

      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF NEW ENGLAND BUSINESS SERVICE, INC.

    The undersigned stockholder in New England Business Service, Inc. (the "Company") hereby appoints Richard H. Rhoads, William C. Lowe and Russell V. Corsini, Jr. and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 500 Main Street, Groton, Massachusetts on October 27, 1995 at 10:00 a.m., Eastern Daylight Savings Time, and any adjournments thereof.


                                             -------------
                                              SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
                                             -------------

    Please mark                              New England Business Services, Inc.
[X] votes as in
    this example.                            Job-1: 8/14/95

The shares represented by this proxy will    2 Proposals *
be voted as directed by the undersigned.
IF NO CONTRARY INSTRUCTIONS ARE INDICATED,   MULTIPLE ISSUE (2) PROOF
THIS PROXY WILL BE VOTED IN FAVOR OF ALL
PROPOSALS IN THE PROXY STATEMENT.

1. To fix the number of persons constituting the full Board of Directors at eight and to elect the following nominees as directors. Richard H. Rhoads, Peter A. Brooke, Benjamin H. Lacy, William C. Lowe, Robert J. Murray,
Frank L. Randall, Jr. Jay R. Rhoads, Jr. and Brian E. Stern.

           FOR                  WITHHELD                MARK HERE
           [_]                    [_]                  IF YOU PLAN     [_]
                                                        TO ATTEND
                                                       THE MEETING

                                                        MARK HERE
                                                       FOR ADDRESS     [_]
[_]                                                    CHANGE AND
   --------------------------------------              NOTE BELOW
   For all nominees except as noted above

2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year ending June 30, 1996.

           [_]                    [_]                   [_]
           FOR                  AGAINST               ABSTAIN

3. And to vote and act upon any other business which may properly come before the meeting or any adjournment thereof.



Please sign exactly as your name is printed opposite. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give title. If stock is held in joint names, all named stockholders should sign.


Signature:                                                Date
           ---------------------------------------------       -----------------

Signature:                                                Date
           ---------------------------------------------       -----------------